UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2010

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Silverleaf Resorts, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 6, 2010.  At the Annual Meeting, two proposals were submitted to, and approved by, the Registrant’s shareholders.  The proposals are described in more detail in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2010. The final voting results were as follows:

Proposal 1

The Registrant’s shareholders elected the following directors to serve for a one-year term ending at the 2011 Annual Meeting or until their respective successors are elected and qualified.  The voting results are set forth below.

Nominee	For	Withheld	Broker Non-Vote
J. Richard Budd	24,207,999	115,282	10,106,546
James B. Francis, Jr.	24,207,455	115,826	10,106,546
Herbert B. Hirsch	23,952,302	370,979	10,106,546
Michael A. Jenkins	23,748,113	575,168	10,106,546
Robert E. Mead	24,146,132	177,149	10,106,546

Proposal 2

The Registrant’s shareholders ratified the appointment of BDO Seidman, LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2010. The voting results are set forth below.

For	Against	Abstain
33,229,196	358,536	842,095

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 11, 2010	SILVERLEAF RESORTS, INC.

	By:	/S/ JOE W. CONNER
	Name:	Joe W. Conner
	Title:	Chief Operating Officer